                                                                    EXHIBIT 10.1

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                              MIL 3, INCORPORATED

                           SUMMIT VENTURES IV, L.P.

                                      AND

                          SUMMIT INVESTORS III, L.P.

                        Dated as of September 30, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                   ARTICLE I
                          PURCHASE AND SALE OF SHARES

Purchase and Sale of Shares...............................................  1
     1.1    Purchase and Sale of Series A Preferred Stock.................  1
     1.2    The Conversion Shares.........................................  1
     1.3    Closing.......................................................  1
     1.4    Use of Proceeds...............................................  2


                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Representations and Warranties of the Company.............................  2
     2.1    Organization and Corporate Power..............................  2
     2.2    Authorization.................................................  3
     2.3    Government Approvals..........................................  3
     2.4    Authorized and Outstanding Stock..............................  3
     2.5    Subsidiaries; Certain Investments.............................  4
     2.6    Financial Information.........................................  4
     2.7    Events Subsequent to the Date of the Financial
            Statements....................................................  4
     2.8    Litigation....................................................  5
     2.9    Compliance with Laws and Other Instruments....................  5
     2.10   Taxes.........................................................  6
     2.11   Real Property.................................................  6
     2.12   Personal Property.............................................  6
     2.13   Patents, Trademarks, etc......................................  7
     2.14   Agreements of Directors, Officers and Employees...............  7
     2.15   Governmental and Industrial Approvals.........................  7
     2.16   Federal Reserve Regulations...................................  8
     2.17   Contracts and Commitments.....................................  8
     2.18   Securities Act................................................  8
     2.19   Registration Rights...........................................  8
     2.20   Insurance Coverage............................................  8
     2.21   Employee Matters..............................................  8
     2.22   No Brokers or Finders.........................................  9
     2.23   Transactions with Affiliates..................................  9
     2.24   Assumptions, Guarantees, etc. of Indebtedness
            of Other Persons..............................................  9
     2.25   Disclosures...................................................  9


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
                                 ARTICLE III
                      AFFIRMATIVE COVENANTS OF THE COMPANY

Affirmative Covenants of the Company.....................................   9
     3.1    Accounts.....................................................  10
     3.2    Reports......................................................  10
     3.3    Other Information............................................  10
     3.4    Payment of Taxes.............................................  11
     3.5    Maintenance of Key Man Insurance.............................  11
     3.6    Compliance with Laws, etc....................................  11
     3.7    Inspection...................................................  12
     3.8    Corporate Existence; Ownership of Subsidiaries...............  12
     3.9    Compliance with ERISA........................................  12
     3.10   Reserved.....................................................  12
     3.11   Financings...................................................  12
     3.12   Meetings of the Board of Directors...........................  13
     3.13   Rule 144A Information........................................  12
     3.14   Regular Course of Business...................................  13
     3.15   Purchase of Shares...........................................  13
     3.16   Notice of Qualified Public Offering..........................  13


                                   ARTICLE IV
                       NEGATIVE COVENANTS OF THE COMPANY

Negative Covenants of the Company........................................  13
     4.1    Dealings with Affiliates.....................................  14
     4.2    No Conflicting Agreements....................................  14
     4.3    Restricted Activities........................................  14


                                   ARTICLE V
                 PURCHASE RIGHTS AND SIZE OF BOARD OF DIRECTORS

Purchase Rights and Size of Board of Directors...........................  14
     5.1    Right of Purchase............................................  14
     5.2    Definition of New Securities.................................  14
     5.3    Notice from the Company......................................  15
     5.4    Sale by the Company..........................................  15
     5.5    Size of Board of Directors...................................  15
     5.6    Termination of Rights........................................  15

                                   ARTICLE VI
                           INVESTMENT REPRESENTATIONS

Investment Representations...............................................  15
     6.1    Representations and Warranties...............................  15
     6.2    Permitted Sales; Legends.....................................  16
     6.3    Confidentiality Agreement....................................  17
     6.4    Mandatory Conversion.........................................  17


                                  ARTICLE VII
                      CONDITIONS OF INVESTORS' OBLIGATION

Conditions of Investors' Obligation......................................  18
     7.1    Effect of Conditions.........................................  18
     7.2    Representations and Warranties...............................  18
     7.3    Performance..................................................  18
     7.4    Certified Documents, etc.....................................  18
     7.5    No Material Adverse Change...................................  18
     7.6    Shareholders' Agreement......................................  18
     7.7    Reserved.....................................................  18
     7.8    Registration Rights Agreement................................  18
     7.9    Amendment to Certificate of Incorporation....................  19
     7.10   Non-Competition Agreements...................................  19
     7.11   Board Election...............................................  19
     7.12   Consents and Waivers.........................................  19


                                  ARTICLE VIII
                     CONDITIONS OF THE COMPANY'S OBLIGATION

Conditions of the Company's Obligation...................................  19

                                   ARTICLE IX
                              CERTAIN DEFINITIONS

Certain Definitions......................................................  19


                                   ARTICLE X
                                  TERMINATION

Termination..............................................................  22
     10.1   Termination by Mutual Written Consent........................  22
     10.2   Termination for Breach or Failure to Satisfy
            Conditions...................................................  22
     10.3   Termination for Delay........................................  22
     10.4   Rights After Termination.....................................  22

                                   ARTICLE XI
                                 MISCELLANEOUS

Miscellaneous............................................................  22
     11.1   Survival of Representations..................................  22
     11.2   Parties in Interest..........................................  23
     11.3   Shares Owned by Affiliates...................................  23
     11.4   Amendments and Waivers.......................................  23
     11.5   Notices......................................................  23
     11.6   Expenses.....................................................  24
     11.7   Counterparts.................................................  24
     11.8   Effect of Headings...........................................  24
     11.9   Adjustments..................................................  25
     11.10  Governing Law................................................  25


EXHIBITS
--------

A    Amended and Restated Certificate of Incorporation
B    Opinion of Company Counsel
C    Shareholders' Agreement
D    Stock Repurchase Agreement
E    Registration Rights Agreement
F    Non-Competition Agreement
G    Confidentiality Agreement
H    Stock Transfer Agreement
I    Audited Financial Statements

J    Unaudited Financial Statements


     SCHEDULES
     ---------

1.1  List of Purchasers and Shares to be Purchased

                              September 30, 1997



Summit Ventures IV, L.P.
Summit Investors III, L.P.
c/o Summit Partners
600 Atlantic Avenue
Suite 2800
Boston, Massachusetts 02210
Attn: Bruce R. Evans

Re:  Series A Preferred Stock
     ------------------------

Gentlemen:

     MIL 3, Incorporated, a Delaware corporation (the "Company"), hereby agrees with you as follows:

                                   ARTICLE I
                          PURCHASE AND SALE OF SHARES
                          ---------------------------

     1.1    Purchase and Sale of Series A Preferred Stock.  At the Closing (as
            ---------------------------------------------
defined in Section 1.3), the Company will sell to you (each an "Investor" and together the "Investors"), and the Investors will purchase, an aggregate of 144,640 shares of the Company's Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), at a price of $48.40 per share, for an aggregate purchase price of $7,000,576.00 payable as provided in
Section 1.4. The Series A Preferred Stock shall have the rights, terms and privileges set forth in the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") attached hereto as Exhibit A. The shares
                                                        ---------
of Series A Preferred Stock purchased pursuant to this Section 1.1 are sometimes referred to herein as the "Purchased Shares." The number of Purchased Shares to be sold by the Company to, and to be purchased by, each Investor is set forth in
Schedule 1.1 attached hereto.
------------

     1.2    The Conversion Shares.  The Company has authorized and reserved and
            ---------------------
hereby covenants that it will continue to reserve, free of any preemptive rights or encumbrances, a sufficient number of its authorized but unissued shares of common stock, par value $.01 per share (the "Common Stock"), to satisfy the rights of conversion of the holders of the Purchased Shares in accordance with the terms of the Certificate of Incorporation. The shares of Common Stock issued or issuable upon conversion of the Purchased Shares are sometimes referred to herein as the "Conversion Shares."

     1.3    Closing.  Subject to the satisfaction or waiver of the conditions
            -------
set forth in Articles VII and VIII hereof, the sale and purchase of the Purchased Shares shall be made at a closing (the "Closing") to be held at the offices of Verner, Liipfert, Bernhard, McPherson & Hand, Chartered, 901 15th Street, N.W., Washington, D.C., at 10:00 a.m. on the business day following the date on which each of the conditions to closing have been satisfied or waived in accordance herewith, or at such other time and on such other date as the Investors and the Company may mutually agree. Payment at the Closing for the Purchased Shares shall be by wire transfer in immediately available federal funds to the Company's account at Riggs National Bank of Washington listed on Schedule 1.3 attached hereto. Each Investor shall
                             ------------
pay that amount for the Purchased Shares being acquired by it at the Closing as set forth opposite the name of such Investor on Schedule 1.1 attached hereto. At
                                                ------------
the Closing, the Company will deliver to each Investor a certificate representing the Purchased Shares purchased by such Investor, issued in such Investor's name.

     1.4    Use of Proceeds.  The Company may use the proceeds received upon the
            ---------------
sale of the Purchased Shares (i) to repurchase up to an aggregate of 69,483 shares of Common Stock from those persons listed on Schedule 1.4 attached hereto
                                                    ------------
at a repurchase price not in excess of the price per share set forth in such Schedule, each such person to sell such shares and to receive such consideration as are set forth opposite the name of such person on Schedule 1.4, (ii) to pay
                                                     ------------
all fees, costs and expenses incurred by the Company in connection with the transactions contemplated by this Agreement, including, without limitation, the costs and expenses of the Investors which the Company is obligated to pay pursuant to Section 11.6 hereof, and/or (iii) for working capital purposes. Persons from whom Common Stock is repurchased (the "Selling Shareholders") in accordance with this Section 1.4 shall enter into a Stock Repurchase Agreement with the Company substantially in the form attached hereto as Exhibit D. The
                                                              ---------
Company will, promptly following the Closing, provide the Tender Notice to each of the Selling Shareholders in accordance with such Stock Repurchase Agreements and shall apply its best efforts to consummate each such repurchase as soon as practicable in accordance with such agreements. Any repurchase of the shares of Common Stock in accordance with this Section 1.4 shall be effected within 180 days after the Closing hereunder.

                                  ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     In order to induce the Investors to purchase the Purchased Shares, the Company makes the following representations and warranties which shall be true, correct and complete in all respects on the date hereof and as of the Closing:

     2.1    Organization and Corporate Power.  The Company is a corporation duly
            --------------------------------
organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted. The Company is duly licensed or qualified to do business as a foreign corporation in each jurisdiction where the absence of such license or qualification, if required, would have a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Company.

     2.2    Authorization.  The Company has all necessary corporate power and
            -------------
has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement, the Shareholders' Agreement attached hereto as Exhibit C, the Registration Rights
                                           ---------
Agreement (the "Registration Rights Agreement") attached hereto as Exhibit E,
                                                                   ---------
the Non-Competition Agreements attached hereto as Exhibit F, and  the
                                                  ---------
Confidentiality Agreement attached hereto as Exhibit G (collectively, the
                                             ---------
"Related Agreements"), and any other agreements or instruments executed or to be executed by the Company in connection herewith or therewith and the consummation of the transactions contemplated herein or therein, and for the due authorization, issuance and delivery of the Purchased Shares, and the Conversion Shares issuable upon conversion of the Purchased Shares. Sufficient shares of authorized but unissued Common Stock have been reserved for issuance upon conversion of the Purchased Shares. The issuance of the Purchased Shares is not and will not be subject to any preemptive right, right of first refusal or the like. Assuming due execution and delivery by each of the Investors of this Agreement and the Related Agreements to which either of the Investors is a party, this Agreement, the Related Agreements and the other agreements and instruments executed by the Company in connection herewith or therewith will each be a valid and binding obligation of the Company enforceable in accordance with its respective terms.

     2.3    Government Approvals.  No consent, approval, license or
            --------------------
authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement, any of the Related Agreements and any other agreements or instruments executed by the Company in connection herewith or therewith, or in connection with the issuance of the Purchased Shares or the issuance of the Conversion Shares upon conversion of the Purchased Shares, except for (i) those which have already been made or granted, (ii) the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware, and (iii) the filing of registration statements with the Securities and Exchange Commission (the "Commission") and of such registration statements and related documents with any applicable state securities commission as specifically contemplated in the Registration Rights Agreement attached hereto as Exhibit E.
                                                                     ---------

     2.4    Authorized and Outstanding Stock.  At the Closing, the authorized
            --------------------------------
capital stock of the Company will consist of (i) 2,000,000 shares of Common Stock, of which 778,250 shares are validly issued and outstanding and held of record and owned beneficially as set forth in Schedule 2.4 attached hereto, and
                                              ------------
of which 339,020 shares are held by the Company as treasury shares, and (ii) 400,000 shares of Preferred Stock, of which 160,000 shares will have been designated as Series A Preferred Stock with the rights, terms and privileges set forth in the Certificate of Incorporation and of which 144,640 shares of Series A Preferred Stock will, upon consummation of the Closing, be issued and outstanding. All issued and outstanding shares of capital stock are, and when issued in accordance with the terms hereof, all Purchased Shares and Conversion Shares issued upon conversion of the Purchased Shares will be, duly and validly authorized, validly issued and fully paid and non-assessable and free from any restrictions on transfer, except for restrictions imposed (i) by federal or state securities or "blue-sky" laws, (ii) pursuant to this Agreement, any Related Agreement or created by any of the Investors, (iii) solely with respect to shares other than Purchased Shares or Conversion Shares, under stock option or similar agreements between the Company and its employees, or (iv) pursuant to those certain Stock Transfer Agreement (copies of which are attached hereto as Exhibit H), the
                                                           ---------
Shareholders Agreement, or the Stock Purchase and Option Agreement between the Company, on one hand, and each of the persons listed on Schedule 2.4, on the
                                                        ------------

other hand. Except as set forth on Schedule 2.4, there are no outstanding
                                   ------------
warrants, options, commitments, preemptive rights, rights to acquire or purchase, conversion rights or demands of any character relating to the capital stock or other securities of the Company.

     2.5    Subsidiaries; Certain Investments.  The Company has no Subsidiaries.
            ---------------------------------
Except as set forth in Schedule 2.5 attached hereto, the Company has no
                       ------------
investment or other interest in, or any outstanding loan or advance to or from, any Person, including, without limitation, any officer, director or shareholder of the Company.

     2.6    Financial Information.  The Company has previously delivered to the
            ---------------------
Investors the (a) financial statements of the Company for the fiscal year ended March 31, 1997, audited by Deloitte & Touche, LLP ("Deloitte & Touche"), the Company's certified public accountants (the "Audited Financial Statements", and a copy of which is attached hereto as Exhibit I) and (b) the unaudited balance
                                      ---------
sheet of the Company at, and the unaudited interim income statement with reconciliations for the five months ended, August 31, 1997 (the "Unaudited Financial Statements", and a copy of which is attached hereto as Exhibit J).
                                                                 ---------
The Audited Financial Statements and the Unaudited Financial Statements (collectively, the "Financial Statements") are complete and correct, are in accordance with the books and records of the Company and present fairly in accordance with generally accepted accounting principles applied on a basis consistent with prior periods the financial condition and results of operations of the Company as of the date and for the period shown (except in respect to the absence of notes and customary year-end adjustments consistent with past practice relating to the Unaudited Financial Statements). The Company has no liability, contingent or otherwise, which is not adequately reflected in or reserved against in the Financial Statements that could materially and adversely affect the financial condition of the Company. Since the date of the Unaudited Financial Statements, (i) there has been no change in the business, assets, liabilities, condition (financial or otherwise) or operations of the Company except for changes in the ordinary course of business which, individually or in the aggregate, have not been materially adverse, and (ii) none of the business, condition (financial or otherwise), operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

     2.7    Events Subsequent to the Date of the Financial Statements.  Except
            ---------------------------------------------------------
as contemplated herein, in the Related Agreements, or as set forth on Schedule
                                                                      --------
2.7 attached hereto,  since March 31, 1997,  the Company has not (i) issued any
---
stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except liabilities in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Financial Statements and current liabilities incurred since March 31, 1997 in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim, except in the ordinary course of business, (vii) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, except pursuant to license or other agreements entered into in the ordinary course of business, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or
(xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     2.8    Litigation.  Except as otherwise set forth on Schedule 2.8 attached
            ----------                                    ------------
hereto, there is no litigation or governmental proceeding or investigation, pending or, to the Company's knowledge, threatened, against the Company or affecting any of the Company's properties or assets, or against any officer, key employee or shareholder of the Company in his capacity as such, nor, to the Company's knowledge, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted with any substantial chance of recovery where such recovery would likely have a material adverse effect on the Company. Neither the Company, nor any officer, key employee or shareholder of the Company in his capacity as such is, to the knowledge of the Company, in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency which may materially and adversely affect the business or assets of the Company.

     2.9    Compliance with Laws and Other Instruments.  Except as set forth on
            ------------------------------------------
Schedule 2.9 attached hereto, the Company is in compliance with all of the
------------
provisions of this Agreement and of its certificate of incorporation and by-laws, and in all material respects with the provisions of each mortgage, indenture, lease, license, other agreement or instrument, judgment, decree, judicial order, statute, and regulation by which it is bound or to which it or any of its properties is subject. Neither the execution, delivery or performance of this Agreement and the Related Agreements, nor the offer, issuance, sale or delivery of the Purchased Shares, or the Conversion Shares upon conversion of the Purchased Shares, with or without the giving of notice or passage of time, or both, will violate, or result in any breach of, or constitute a default under, or result in the imposition of any encumbrance upon any asset of the Company pursuant to any provision of the Company's certificate of incorporation or by-laws, or any statute, rule or regulation, contract, lease, judgment, decree or other document or instrument by which the Company is bound or to which the Company or any of its respective properties is subject, or will cause the Company to lose the benefit of any right or privilege it presently enjoys or cause any Person who is expected normally to do business with the Company to discontinue to do so on the same basis.

     2.10   Taxes.  The Company has filed all tax returns (including statements
            -----
of estimated taxes owed) required to be filed within the applicable periods for such filings and has paid all taxes required to be paid, and has established adequate reserves (net of estimated tax payments already made) for the payment of all taxes payable in respect to the period subsequent to the last periods covered by such returns. No deficiencies for any tax are currently assessed against the Company and, except as set forth on Schedule 2.10 attached hereto,
                                                -------------
no tax returns of the Company have ever been audited and, to the knowledge of the Company, there is no such audit pending or contemplated. There is no tax lien, whether imposed by any federal, state or local taxing authority, outstanding against the assets, properties or business of the Company. For the purposes of this Agreement, the term "tax" shall include all federal, state and local taxes, including income, franchise, property, sales, withholding, payroll and employment taxes.

     2.11   Real Property.
            -------------

            (a) The Company owns no real property.  Schedule 2.11 attached
                                                    -------------
hereto sets forth the addresses and uses of all real property that the Company leases or subleases, and any lien or encumbrance on the Company's leasehold interest therein, specifying in the case of each such lease or sublease, the name of the lessor or sublessor, as the case may be, the lease term and the rental obligations of the lessee thereunder.

            (b) Except as set forth on Schedule 2.11, there is no material
                                       -------------
violation by the Company of any law, regulation or ordinance (including without limitation laws, regulations or ordinances relating to zoning, environmental, city planning or similar matters) relating to any real property leased or subleased by the Company.

            (c) There are no defaults by the Company or, to the knowledge of the Company, by any other party thereto, which might curtail in any material respect the present use of the Company's leased or subleased real property listed on
Schedule 2.11.  The performance by the Company of this Agreement and the Related
-------------
Agreements will not result in the termination of, or in any increase of any amounts payable under, any lease listed on Schedule 2.11.
                                           -------------

     2.12   Personal Property.  Except as set forth on Schedule 2.12 attached
            -----------------                          -------------
hereto and except for property sold or otherwise disposed of in the ordinary course of business since March 31, 1997, the Company owns free and clear of any liens or encumbrances, all of the personal property reflected as owned by the Company in the balance sheet contained in the Financial Statements, and all other material items of personal property acquired by the Company through the date hereof. All material items of such personal property are in operating condition, normal wear and tear excepted.

     2.13   Patents, Trademarks, etc.  Set forth on Schedule 2.13 attached
            -------------------------               -------------
hereto is a list and brief description of all material patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such that are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right. To the best knowledge of the Company, the Company owns and possesses rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary to the conduct of its business as conducted and as proposed to be conducted. No claim is pending or, to the knowledge of the Company threatened, to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no basis known to the Company for any such claim (whether or not pending or threatened). No claim is pending or, to the knowledge of the Company, threatened, to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no basis known to the Company for any such claim (whether or not pending or threatened). All material confidential technical information developed by and belonging to the Company which has not been patented or copyrighted has been protected against unauthorized use or disclosure in accordance with standards prevailing in the industry in which the Company operates. Except as set forth on Schedule 2.13, the Company has not granted or
                                  -------------
assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company. No current or former stockholder, employee, officer or director of the Company has (directly or indirectly) any right, title or interest in any of the rights described on
Schedule 2.13 other than such right which such Person may enjoy as a stockholder
-------------
of the Company.

     2.14   Agreements of Directors, Officers and Employees.  To the knowledge
            -----------------------------------------------
of the Company, no director, officer or employee of the Company is in violation of any terms of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other contract or agreement containing restrictive covenants relating to the right of any such director, officer or employee to be employed or engaged by the Company because of the nature of the business conducted or proposed to be conducted by the Company, or relating to the use of trade secrets or proprietary information of others.

     2.15   Governmental and Industrial Approvals.  The Company has all the
            -------------------------------------
material permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for the Company to conduct its business as presently conducted. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and no suspension or cancellation of any of them is, to the knowledge of the Company, threatened, and none of such permits, licenses, orders, franchises or other rights and privileges will be adversely affected by the consummation of the transactions contemplated in this Agreement and the Related Agreements.

     2.16   Federal Reserve Regulations.  The Company has not engaged in the
            ---------------------------
business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the sale of the Purchased Shares will be used by the Company to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

     2.17   Contracts and Commitments.  Except as referred to in this Agreement
            -------------------------
or as set forth on Schedule 2.17 attached hereto, the Company has no contract,
                   -------------
obligation or commitment (including to make or receive royalties) which is material or which involves a potential material commitment or any stock redemption or stock purchase agreement, financing agreement, license, lease, or stock option plan. For purposes of this Section 2.17, a contract, obligation or commitment shall be deemed material if it requires future expenditures by the Company in excess of $250,000 or might result in payments to the Company in excess of $500,000.

     2.18   Securities Act.  The Company has complied and will comply with all
            --------------
applicable federal or state securities laws in connection with the issuance and sale of the Purchased Shares and the issuance of the Conversion Shares upon conversion of the Purchased Shares. Neither the Company nor anyone acting on its behalf has offered any of the Purchased Shares, or similar securities, or solicited any offers to purchase any of such securities, so as to require the issuance and sale of the Purchased Shares to be registered under the registration provisions of the Act.

     2.19   Registration Rights.  The Company has not granted any rights
            -------------------
relating to registration of its capital stock under the Act or state securities laws other than those to be contained in the Registration Rights Agreement.

     2.20   Insurance Coverage.  Schedule 2.20 attached hereto contains an
            ------------------   -------------
accurate summary of the insurance policies currently maintained by the Company. Except as described on Schedule 2.20, there are currently no claims in excess of
                       -------------
$10,000 pending against the Company under any insurance policies currently in effect and covering the property, business or employees of the Company, and all premiums due and payable with respect to the policies maintained by the Company have been paid to date.

     2.21   Employee Matters.  Except as set forth on Schedule 2.21 attached
            ----------------                          -------------
hereto, the Company does not have in effect any employment agreements, consulting agreements, deferred compensation, pension or retirement agreements or arrangements, bonus, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements, written or oral. To the knowledge of the Company, no officers or other key employees of the Company presently intends to terminate his employment. The Company is in compliance in all material respects with all applicable laws and regulations relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. The Company is in material compliance with the terms of all plans, programs and agreements listed on Schedule 2.21,
                                                               -------------
and each such plan, program or agreement is in compliance with all of the material requirements and provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No such plan or program has engaged in any "prohibited transaction" as defined in Section 4975 of the Internal Revenue Code of 1986 (the "Code"), or has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA, nor has any reportable event as defined in
Section 4043(b) of ERISA occurred with respect to any such plan or program. With respect to each plan listed on Schedule 2.21, all required filings, including
                               -------------
all filings required to be made with the United States Department of Labor and Internal Revenue Service, have been timely filed.

     2.22   No Brokers or Finders.  No person has or will have, as a result of
            ---------------------
the Company's issuance and sale of the Purchased Shares or the Conversion Shares in accordance with this Agreement, any right, interest or claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company.

     2.23   Transactions with Affiliates.  Except as contemplated in this
            ----------------------------
Agreement or the Related Agreements or as set forth on Schedule 2.23 attached
                                                       -------------
hereto, there are no loans, leases or other continuing transactions (including without limitation agreements or other transactions involving any significant intellectual property of the Company) between the Company on the one hand, and any officer or director of the Company or any person owning ten percent (10%) or more of the Common Stock of the Company or any respective family member or affiliate of such officer, director or shareholder on the other hand. The current annual compensation (inclusive of salary and bonus) for each of Alain J. Cohen and Marc A. Cohen is $270,000 and $270,000, respectively, and each also receives benefits from the Company consisting of life, health and disability insurance.

     2.24   Assumptions, Guarantees, etc. of Indebtedness of Other Persons.  The
            --------------------------------------------------------------
Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness of any other Person, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     2.25   Disclosures.  Neither this Agreement, any Schedule or Exhibit to
            -----------
this Agreement, the Related Agreements, the Financial Statements nor any other agreement, document or written statement made by the Company and furnished by the Company to the Investors or the Investors' counsel in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

                                  ARTICLE III
                     AFFIRMATIVE COVENANTS OF THE COMPANY
                     ------------------------------------

     Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will observe the following covenants on and after the Closing, as long as any of the

Purchased Shares are outstanding, except where any covenant is specifically qualified by reference to a specified number of Purchased Shares, in which event the Company will observe such covenant only so long as such specified percentage of the Purchased Shares is outstanding:

     3.1    Accounts.  The Company will, and will cause each of its Subsidiaries
            --------
to, maintain a standard system of accounts in accordance with generally accepted accounting principles consistently applied and the Company will, and will cause each of its Subsidiaries to, keep full and complete financial records.

     3.2    Reports.  Provided that at least 15% of the Purchased Shares
            -------
(excluding any Conversion Shares) is outstanding, the Company will furnish to each Investor the information set forth in this Section 3.2:

            (a) Within ninety (90) days after the end of each fiscal year, a copy of the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year, together with consolidated and consolidating statements of income, shareholders' equity and cash flow of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and duly certified by an independent public accountant of national recognition selected by the Board of Directors of the Company.

            (b) Within thirty (30) days after the end of each calendar month, a preliminary consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such month and preliminary consolidated and consolidating statements of income, shareholders' equity and cash flow for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail.

            (c) Prior to the end of each fiscal year, a copy of an annual proposed summary budget and statement of objectives for the next fiscal year.

            (d) Promptly upon receipt thereof, any written report, so called "management letters," and any other written communication submitted to the Company or any Subsidiary by its independent public accountants relating to the business, prospects or financial condition of the Company and its Subsidiaries.

     3.3    Other Information.  The Company will furnish to each Investor the
            -----------------
information set forth in this Section 3.3:

            (a) Promptly after the commencement thereof, notice of (i) all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company (or any Subsidiary) which, if successful, could have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and (ii) all material defaults by the Company or any Subsidiary (whether or not declared) under any agreement for money borrowed (unless waived or cured within applicable grace periods);

            (b) Promptly upon sending, making available, or filing the same, all reports and financial statements as the Company (or any Subsidiary) shall send or make available generally to the shareholders of the Company as such or to the Commission; and

            (c) Such other information with regard to the business, properties or the condition or operations, financial or otherwise, of the Company or its Subsidiaries as is readily available to the Company without unreasonable effort and expense and as the Investors may from time to time reasonably request.

     3.4    Payment of Taxes.  The Company will pay and discharge (and cause any
            ----------------
Subsidiary to pay and discharge) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company (or any Subsidiary), provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto.

     3.5    Maintenance of Key Man Insurance.  The Company shall, at its
            --------------------------------
expense, use its reasonable best efforts to obtain within thirty (30) days after the Closing and thereafter so long as at least 15% of the Purchased Shares (excluding any Conversion Shares) is outstanding shall maintain, a life insurance policy with a responsible and reputable insurance company payable to the Company on the lives of Marc A. Cohen (as long as he remains an officer or employee or is actively involved in the day-to-day operations of the Company) and Alain J. Cohen (as long as he remains an officer or employee or is actively involved in the day-to-day operations of the Company), each such policy in the face amount of $2.0 million. The Company will not cause or permit any assignment of the proceeds of such policies and will not borrow against such policies. The Company will add one designee of the Investor as a notice party to each such policy, and will request that the issuer of each such policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premium or otherwise) or assigned, or before any change is made in the designation of the beneficiary thereof.

     3.6    Compliance with Laws, etc.  The Company will comply (and cause each
            --------------------------
of its Subsidiaries to comply) with all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which could materially adversely affect the business or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

     3.7    Inspection.  At any reasonable time during normal business hours and
            ----------
from time to time, but not more frequently than once per calendar quarter for all Investors and transferees of Investors as a group, upon five (5) days' written notice, the Company (and each of its Subsidiaries) will permit any one or more of the Investors who then own, of record or beneficially, or have the right to acquire, any of the Conversion Shares, or any transferee of an Investor who owns, of record or beneficially, or has the right to acquire, at least five percent (5%) of the then outstanding Common Stock, or any of the agents or representatives of the foregoing Persons, to examine and make copies of and extracts from the records and books of account of and visit the properties of the Company (and any of its Subsidiaries) and to discuss the Company's affairs, finances and accounts with any of its officers or directors; provided, however,
                                                             --------  -------
that any Person or Persons exercising rights under this Section 3.7 shall (i) use all reasonable efforts to ensure that any such examination or visit results in a minimum of disruption to the operations of the Company and (ii) shall agree in writing to keep any proprietary information of the Company disclosed to it in the course of such inspection confidential in accordance with the Confidentiality Agreement (substantially in the form of Exhibit G) executed (or
                                                        ---------
with respect to any transferee, to be executed and delivered to the Company as a condition precedent to the exercise of such inspection rights) by such Person and not use such proprietary information for any purpose in competition with the Company's business. The rights granted under this Section 3.7 shall be in addition to any rights which any Investor may have under applicable law in its capacity as a shareholder of the Company.

     3.8    Corporate Existence; Ownership of Subsidiaries.  The Company will,
            ----------------------------------------------
and will cause its Subsidiaries to, at all times preserve and keep in full force and effect their corporate existence, and rights and franchises material to the business of the Company and its Subsidiaries, taken as a whole, and will qualify, and will cause each of its Subsidiaries to qualify, to do business as a foreign corporation in any jurisdiction where the failure to do so would have a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Company and its Subsidiaries, taken as a whole.

     3.9    Compliance with ERISA.  The Company will comply (and cause each of
            ---------------------
its Subsidiaries to comply) in all material respects with all minimum funding requirements applicable to any pension or other employee benefit plans which are subject to ERISA or to the Code, and comply in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. Neither the Company nor any of its Subsidiaries will permit any event or condition to exist which could permit any such plan to be terminated under circumstances which cause the lien provided for in Section 3068 of ERISA to attach to the assets of the Company or any of its Subsidiaries.

     3.10   Reserved.
            --------

     3.11   Financings.  The Company will promptly provide to the Board of
            ----------
Directors the details and terms of, and any brochures, registration statements or investment memoranda prepared by the Company related to, any possible financing of any nature for the Company (or any of its Subsidiaries), whether initiated by the Company or any other Person.

     3.12   Meetings of the Board of Directors.  The Board of Directors shall
            ----------------------------------
hold regular meetings not less frequently than once every 90 days.

     3.13   Rule 144A Information.  The Company shall, upon the written request
            ---------------------
of any Investor, provide to such Investor and to any prospective qualified institutional buyer (as defined in Rule 144A under the Act) from the Investor of the Purchased Shares or Conversion Shares designated by such Investor, such financial and other information concerning the Company as is immediately available to the Company and that can be obtained by the Company without undue effort or expense and as such Investor may reasonably determine is required to permit such prospective sale to such qualified institutional buyer to comply with the requirements of Rule 144A promulgated under the Act, provided, that
                                                              --------
prior to such disclosure, such qualified institutional buyer first enters into a confidentiality agreement with the Company substantially in the form of the Confidentiality Agreement attached hereto as Exhibit G.
                                             ---------

     3.14   Regular Course of Business.  The Company agrees that on and after
            --------------------------
the date hereof and prior to the Closing that it will carry on its business diligently and in the ordinary course and substantially in the same manner as heretofore carried on and will use its reasonable best efforts to preserve its present business organization intact, keep available the services of its present officers, agents and employees and preserve its present relationships with suppliers, customers and other persons having business dealings with it.

     3.15   Purchase of Shares.   Until 180 days after the Closing, the Company
            ------------------
shall have the option to seek to and to repurchase up to an aggregate of 69,483 shares of Common Stock from the shareholders of the Company listed on Schedule
                                                                       --------
l.4 in accordance with Section 1.4 hereof, and the stock certificates
---
representing such shares as shall be so repurchased shall be canceled and retired.

     3.16   Notice of Qualified Public Offering. The Company shall provide the
            -----------------------------------
Investors with thirty (30) days' prior notice of the filing of a registration statement under the Act which contemplates a Qualified Public Offering.

                                  ARTICLE IV
                       NEGATIVE COVENANTS OF THE COMPANY
                       ---------------------------------

     Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will comply (and will cause each Subsidiary to comply) with each of the provisions of this Article IV on and after the date hereof and until the consummation of the first Qualified Public Offering; provided, however, that the provisions of Section 4.1 shall continue in force
--------  -------
only so long as there are Purchased Shares outstanding and the provisions of
Section 4.3 shall continue in force only as stated therein.

     4.1    Dealings with Affiliates.  The Company will not enter into any
            ------------------------
transaction including, without limitation, any loans or extensions of credit or royalty agreements with any officer or director of the Company or any Subsidiary or holder of five percent (5%) or more of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers, directors or shareholders or members of their immediate families, except on terms no less favorable to the Company than could be obtained from an unaffiliated third party as determined by a majority of the disinterested directors of the Company.

     4.2    No Conflicting Agreements.  The Company agrees that neither it nor
            -------------------------
any Subsidiary will, without the consent of the Investors, enter into or amend any agreement, contract, commitment or understanding which would restrict or prohibit the exercise by the Investors of any of their rights under this Agreement or any of the Related Agreements, nor amend or waive any provisions of the Stock Repurchase Agreements with those persons referred to on Schedule 1.4.
                                                                  ------------

     4.3    Restricted Activities.  The Company agrees that on and after the
            ---------------------
date hereof and prior to Closing it will not take any action that would require disclosure under Section 2.7 of this Agreement.

                                   ARTICLE V
                PURCHASE RIGHTS AND SIZE OF BOARD OF DIRECTORS
                ----------------------------------------------

     5.1    Right of Purchase.  The Company hereby grants to the Investors so
            -----------------
long as the Investors collectively shall own, of record and beneficially, at least 33% of the Purchased Shares (not including Conversion Shares or other Common Stock), the right to purchase all or part of their pro rata share of New Securities (as defined in Section 5.2) which the Company, from time to time, proposes to sell and issue. An Investor's pro rata share, for purposes of this
Article V, is, at the time of determination, the ratio of (a) the number of shares of Common Stock issuable upon conversion of the number of Purchased Shares which such Investor then owns to (b) the sum of the number of shares of Common Stock issuable upon conversion of all Purchased Shares then outstanding plus the number of shares of Common Stock then outstanding. The Investors shall have a right of over-allotment pursuant to this Article V such that to the extent an Investor does not exercise its pro rata purchase right in full
                                         --- ----
hereunder, such shares of New Securities which such Investor had the right to but did not purchase may be purchased by the other Investor.

     5.2    Definition of New Securities.  "New Securities" shall mean any
            ----------------------------
capital stock of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become convertible into or exchangeable for capital stock, issued on or after the Closing; provided that the term "New Securities" does not
                                --------
include (a) securities issued in a public offering whether or not it is a Qualified Public Offering; (b) securities purchased under this Agreement or Conversion Shares issuable upon conversion of the Purchased Shares; (c) Common Stock issued as a stock dividend to holders of Common Stock or upon any stock split, subdivision or combination of shares of

Common Stock; (d) Series A Preferred Stock issued as a dividend to holders of the Series A Preferred Stock or upon any stock split, subdivision or combination of the Series A Preferred Stock; and (e) up to an aggregate of the number of shares of Common Stock equal to the sum of (i) 200,000 shares issuable upon exercise of options governed by the Company's 1995 Incentive Stock Option Plan, plus (ii) the 10,000 shares issuable to George M. Cathey in accordance with other agreements listed in Schedule 2.4.
                           ------------

     5.3    Notice from the Company. In the event the Company proposes to
            -----------------------
undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. The Investors shall have 20 business days from the date of receipt of any such notice to agree to purchase their aggregate pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     5.4    Sale by the Company. In the event the Investors fail to exercise in
            -------------------
full their right to purchase their aggregate pro rata share of New Securities, the Company shall have 120 days thereafter to sell the New Securities with respect to which the Investors' right was not exercised, at a price and upon terms no more favorable to the purchaser thereof than specified in the Company's notice. To the extent the Company does not sell all the New Securities offered within said 120 day period, the Company shall not thereafter issue or sell such New Securities without first again offering such securities to the Investors in the manner provided above.

     5.5    Size of Board of Directors. As long as the Investors collectively
            --------------------------
shall own, of record and beneficially, at least 33% of the Purchased Shares (excluding Conversion Shares or other Common Stock), the size of the Board of Directors shall not exceed seven members.

     5.6    Termination of Rights.  The rights granted to the Investors under
            ---------------------
this Article V are not transferrable or assignable to any Person and shall expire and be of no further force or effect immediately on the earliest of (i) such date that the Investors no longer collectively own of record and beneficially at least 33% of the Purchased Shares (not including Conversion Shares or other Common Stock), or (ii) the consummation of a Qualified Public Offering.

                                  ARTICLE VI
                          INVESTMENT REPRESENTATIONS
                          --------------------------

     6.1    Representations and Warranties.  In order to induce the Company to
            ------------------------------
offer for sale and sell the Purchased Shares and the Conversion Shares, each Investor hereby makes the following representations and warranties which shall be true, correct and complete in all respects as of the Closing and as of the date of delivery of any Conversion Shares:

          (a) Assuming due execution and delivery by the Company of this Agreement and the Related Agreements, this Agreement and the Related Agreements to which such Investor is a party constitute legal, valid and binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms;

          (b) Such Investor has been advised and understands that the Purchased Shares have not been, and the Conversion Shares and any New Securities will not be, registered under the Act or the securities laws of any jurisdiction, and that in this connection, the Company is relying in part on the representations of such Investor set forth in this Article VI;

          (c) Such Investor has been further advised and understands that no public market now exists for any of the securities issued by the Company and that a public market may never exist for the Purchased Shares, Conversion Shares and any New Securities;

          (d) Such Investor is purchasing the Purchased Shares, and to the extent it acquires any Conversion Shares or any New Securities is or will be acquiring such Conversion Shares or New Securities, as the case may be, for investment purposes, for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws;

          (e) By reason of its business or financial experience, such Investor has the capacity to protect its own interest in connection with the transactions contemplated hereunder;

          (f) Such Investor is aware of the Company's business affairs and financial condition and has had an opportunity to ask questions and receive answers from the Company's management and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Purchased Shares and, as applicable, to acquire any Conversion Shares or New Securities; provided, however, that nothing in this Section 6.1 shall be deemed
            --------  -------
to vitiate or limit the representations, warranties and covenants of the Company contained in this Agreement;

          (g) Such Investor is an "accredited investor" as defined in Regulation D under the Act and was not formed for the purpose of acquiring the Purchased Shares or Conversion Shares or any New Securities; and

          (h) No person has or will have, as a result of any transaction contemplated by this Agreement, any right, interest or claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by such Investor.

     6.2  Permitted Sales; Legends.  Notwithstanding the foregoing
          ------------------------
representations, the Company agrees that it will permit, (i) a transfer of Purchased Shares, Conversion Shares or New Securities by an Investor that is a partnership to one or more of its partners, where no consideration is exchanged therefor by such partners, or to a retired or withdrawn partner who retires or withdraws after the date hereof in full or partial distribution of his interest in such partnership, or to the estate of any such partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, or to a trust created for the benefit of one or more of the foregoing, if the transferee prior to such transfer, executes and delivers to the Company a Confidentiality Agreement substantially in the form attached hereto as Exhibit G and agrees in writing to
                                             ---------
be subject to the duties and obligations hereof to the same extent as if it were an original Investor hereunder and (ii) a sale or other transfer of any of the Purchased Shares, Conversion Shares or New Securities, in each case covered by clause (i) or (ii) upon obtaining assurance satisfactory to the Company prior to any such sale or other transfer that such transaction is exempt from the registration requirements of, or is covered by an effective registration statement under, the Act and applicable state securities or "blue-sky" laws, including, without limitation, receipt of an unqualified opinion to such effect of counsel reasonably satisfactory to the Company. Notwithstanding anything to the contrary herein, except in accordance with the Shareholders Agreement, no distribution, sale or transfer of Purchased Shares, Conversion Shares, Common Stock or any other interest of the Company shall be made by any Investor, or its successor, transferee, trustees or assigns, whether pursuant to this Section 6.2 or otherwise, to any competitor of the Company (as determined in said Shareholders Agreement).

     The certificates representing the Purchased Shares and any Conversion Shares issuable upon conversion thereof, and any New Securities acquired by an Investor, or by any successor, transferee or assignee, shall bear a legend evidencing such restriction on transfer substantially in the following form:

          "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state, and are subject to certain restrictions on transfer set forth in an agreement dated September 30, 1997 between the corporation and the holder of these shares. In addition to compliance with said restrictions, the shares may not be transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the shares under the Act is in effect or (ii) the corporation has received an opinion of counsel, which opinion is reasonably satisfactory to the corporation, to the effect that such registration is not required under the Act."

     6.3    Confidentiality Agreement.  Each Investor has duly authorized,
            -------------------------
executed and delivered to the Company a Confidentiality Agreement substantially in the form attached hereto as Exhibit G.
                               ---------

     6.4    Mandatory Conversion.  The Investors acknowledge that the Series A
            --------------------
Preferred Stock will be subject to mandatory conversion into Common Stock upon the occurrence of a Qualified Public Offering in accordance with the terms of the Amended and Restated Certificate of Incorporation attached hereto as Exhibit
                                                                         -------
A.
-

                                  ARTICLE VII
                      CONDITIONS OF INVESTORS' OBLIGATION
                      -----------------------------------

     7.1    Effect of Conditions.  The obligation of the Investors to purchase
            --------------------
and pay for the Purchased Shares at the Closing shall be subject to the satisfaction of each of the conditions stated in the following Sections of this Article, unless waived by the Investors.

     7.2    Representations and Warranties.  The representations and warranties
            ------------------------------
of the Company contained in this Agreement shall be true and correct on the date of Closing with the same effect as though made on and as of that date, and the Investors shall have received a certificate dated as of such Closing and signed on behalf of the Company to that effect.

     7.3    Performance.  The Company shall have performed and complied with all
            -----------
of the agreements, covenants and conditions contained in this Agreement required to be performed or complied with by it at or prior to such Closing, and the Investors shall have received a certificate dated as of such Closing and signed on behalf of the Company to that effect.

     7.4    Certified Documents, etc.  The Investors shall have received a copy
            ------------------------
of the Company's Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware and copies of the Company's By-Laws certified by its Secretary, as well as any and all other documents, including certificates as to votes adopted and incumbency of officers and certificates from appropriate authorities as to the legal existence and tax good standing of the Company, and an opinion of counsel to the Company, which the Investors or their counsel may reasonably request.

     7.5    No Material Adverse Change.  The business, properties, assets or
            --------------------------
condition (financial or otherwise) of the Company shall not have been materially adversely affected since the date of this Agreement, whether by fire, casualty, act of God or otherwise, and there shall have been no other changes in the business, properties, assets, condition (financial or otherwise), management or prospects of the Company that would have a material adverse effect on the business or assets of the Company.

     7.6    Shareholders' Agreement.  A Shareholders' Agreement substantially in
            -----------------------
the form of Exhibit C attached hereto shall have been executed by each Investor,
            ---------
the Company and the shareholders named as parties therein.

     7.7    Reserved.
            --------

     7.8    Registration Rights Agreement.  The Registration Rights Agreement
            -----------------------------
shall have been executed by the Company, each of the Investors and the other persons named as parties therein.

     7.9    Amendment to Certificate of Incorporation.  The Certificate of
            -----------------------------------------
Incorporation of the Company shall have been amended and restated to provide for, among other things, the authorization of the Series A Preferred Stock with the terms set forth in the Certificate of Incorporation attached as Exhibit A
                                                                    ---------
hereto.

     7.10   Non-Competition Agreements.  Each of Marc A. Cohen and Alain J.
            --------------------------
Cohen shall have executed a Non-Competition Agreement substantially in the form attached as Exhibit F hereto.
            ---------

     7.11   Board Election.  Concurrently with the Closing, the Board of
            --------------
Directors of the Company shall, except in respect of an independent director, have been constituted in accordance with Section 5.5 and the Shareholders Agreement.

     7.12   Consents and Waivers.  The Company shall have obtained all consents
            --------------------
or waivers necessary, at the time of the Closing, to execute this Agreement and the other agreements and documents contemplated herein, to issue the Purchased Shares and the Conversion Shares, and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary at the time of the Closing to effectuate the terms of this Agreement, the Related Agreements, and other agreements and instruments executed and delivered by the Company in connection herewith, and to issue and sell the Purchased Shares and the Conversion Shares, shall have been made or taken.

                                 ARTICLE VIII
                    CONDITIONS OF THE COMPANY'S OBLIGATION
                    --------------------------------------

     The Company's obligation to sell the Purchased Shares shall be subject to
(a) the compliance and performance by the Investors with all of the agreements, covenants and conditions contained in this Agreement and required to be performed or complied with by the Investors at or before the Closing and to accuracy on the date of the Closing of the representations and warranties of the Investors contained in this Agreement, and (b) the execution and delivery by the Investors with, the Shareholders Agreement and the Confidentiality Agreement substantially in the form of Exhibits C and G attached hereto.
                             ----------     -

                                  ARTICLE IX
                              CERTAIN DEFINITIONS
                              -------------------

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Act" means the Securities Act of 1933, as amended.

     "Agreement" means this Series A Preferred Stock Purchase Agreement as from time to time amended and in effect among the parties.

     "Applicable Conversion Value" shall mean the Applicable Conversion Value of the Series A Preferred Stock under Section 5(c) of Article V of Exhibit A
                                                                ---------
attached hereto.

     "Closing" shall have the meaning set forth in Section 1.3.

     "Commission" shall have the meaning set forth in Section 2.3.

     "Common Stock" means (a) the Company's Common Stock as authorized on the date of this Agreement, (b) any other capital stock of any class or classes of the Company authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, provided that
                                                                  --------
Common Stock shall not include any shares of Series A Preferred Stock, and (c) any other securities of the Company into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "Company" means and shall include MIL 3, Incorporated, a Delaware corporation, and its successors and assigns.

     "Conversion Shares" shall have the meaning set forth in Section 1.2.

     "Indebtedness" means all obligations, contingent and otherwise, for borrowed money which are required to be reflected as indebtedness on a balance sheet prepared in accordance with generally accepted accounting principles including, without limitation, any current portion of long-term indebtedness and all guaranties, endorsements and other contingent obligations in respect of indebtedness of others except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     "Investor" shall have the meaning set forth in Section 1.1.

     "Knowledge," "known" and words of similar import when used in respect of the Company mean and include only the actual conscious awareness or knowledge of the senior executive officers of the Company.

     "New Securities" shall have the meaning set forth in Section 5.2.

     "Person" means an individual, corporation, partnership, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

     "Purchased Shares" shall have the meaning set forth in Section 1.1.

     "Qualified Public Offering" means the closing of a public offering by the Company pursuant to a registration statement filed and declared effective under the Act covering the offer and sale of Common Stock in which the aggregate gross proceeds are over $20 million and in which the price per share of Common Stock equals or exceeds three times the then Applicable Conversion Value of the Series A Preferred Stock determined pursuant to Exhibit A attached hereto.
                                         ---------

     "Related Agreements" shall have the meaning set forth in Section 2.2.

     "Series A Preferred Stock" shall have the meaning set forth in Section 1.1.

     "Subsidiary" or "Subsidiaries" means any corporation, association or other business entity of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of every class of such corporation, association or other business entity other than directors' qualifying shares.

                                   ARTICLE X
                                  TERMINATION

     10.1   Termination by Mutual Written Consent.  This Agreement may be
            -------------------------------------
terminated, and the transactions contemplated hereby abandoned, at any time prior to the Closing by the written agreement of the Company and the Investors.

     10.2   Termination for Breach or Failure to Satisfy Conditions.  This
            -------------------------------------------------------
Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing (or any date to which the Closing may have been extended by the written agreement of the parties obligated to perform on such Closing) by any party obligated to perform on the Closing if the conditions for its benefit set forth in Article VII or VIII, as the case may be, have not been satisfied on or prior to the Closing (or any such extended date for Closing) and if the conditions for the benefit of the other parties have been satisfied or waived, and if such performing party shall have given written notice of termination to the non-performing party.

     10.3   Termination for Delay.  Unless earlier terminated in accordance with
            ---------------------
Section 10.1 or 10.2, this Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Company or the Investors if the Closing does not occur by October 31, 1997, provided, however, that the right to
                                            --------  -------
terminate this Agreement under this Section 10.3 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

     10.4   Rights After Termination.  Upon termination of this Agreement under
            ------------------------
this Article X, the parties shall be released from all obligations arising hereunder, except as to any liability for misrepresentations, breach or default in connection with any warranty, representation, covenant, duty or obligation given, occurring or arising prior to the date of termination and except as to the parties' obligations under Section 11.6 hereof.

                                  ARTICLE XI
                                 MISCELLANEOUS

     11.1   Survival of Representations.  The representations, warranties,
            ---------------------------
covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the closing of the transaction contemplated hereby, and shall terminate as to any such representations or warranties by the Company on the earlier of January 1, 1999 or thirty (30) days after the delivery by the Company of an unqualified audit report on the Company's financial statements for the year ended March 31, 1998, provided, however, that the representations in (a)
                      --------  -------
Sections 2.4 and 2.22 shall terminate on the third anniversary of the Closing, and (b) Section 2.10 shall terminate on the expiration of the applicable limitations period for the subject tax return.

     11.2   Parties in Interest.  Except as otherwise set forth herein, all
            -------------------
covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto (including transferees of any of the Purchased Shares or Conversion Shares). The parties agree to maintain in confidence the terms of the purchase of the Purchased Shares hereunder, except that the Investors may disclose such terms to the partners in the Investors in the ordinary course and except that the Company may disclose such terms to its shareholders and outside advisors in the ordinary course and in connection with any filing or information required to be submitted to any governmental agency.

     11.3   Shares Owned by Affiliates.  For the purposes of applying all
            --------------------------
provisions of this Agreement which condition the receipt of information or access to information upon ownership of a specified number or percentage of shares, the shares owned of record by any affiliate of a Investor shall, if such affiliate has complied with all requirements under this Agreement relating to the transfer of such shares, be deemed to be owned by such Investor. For the purpose of this Agreement, the term "affiliate" shall mean any Person controlling, controlled by or under common control with, an Investor and any general or limited partner of an Investor at the date of this Agreement.
Without limiting the foregoing, each Investor shall be considered an affiliate of each other Investor.

     11.4   Amendments and Waivers.  Amendments or additions to this Agreement
            ----------------------
may be made, agreements with any decision of the Company may be made, and compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the holders of a majority of the outstanding Purchased Shares. Prompt notice of any such amendment or waiver shall be given to any party hereto who did not consent to such amendment or waiver. This Agreement (including the Schedules and Exhibits annexed hereto, which are an integral part of this Agreement) constitutes the full and complete agreement of the parties with respect to the subject matter hereof.

     11.5   Notices.  All notices, requests, consents, reports and demands shall
            -------
be in writing and shall be hand delivered, or mailed, postage prepaid, to the Company or to the Investors at the address set forth below or to such other address as may be furnished in writing to the other parties hereto:

     The Company:           MIL 3, Incorporated
                            3400 International Drive, N.W.
                            Washington, D.C. 20008
                            Attn:  Marc A. Cohen, Chairman of
                                   the Board and Chief Executive
                                   Officer
     with copy to:          Verner, Liipfert, Bernhard, McPherson
                            & Hand, Chartered
                            Suite 700
                            901 15th Street, N.W.
                            Washington, D.C. 20005
                            Attn: Harold I. Freilich, Esquire


     The Investors:         Summit Ventures IV, L.P.
                            Summit Investors III, L.P.
                            c/o Summit Partners
                            600 Atlantic Avenue
                            Suite 2800
                            Boston, Massachusetts 02210
                            Attn: Bruce R. Evans


     with copy to:          Hutchins, Wheeler & Dittmar,
                            A Professional Corporation
                            101 Federal Street
                            Boston, MA 02120
                            Attention:  James Westra, Esquire

Notices given in accordance with the foregoing shall be deemed received (i) upon receipt, if hand delivered, and (ii) five business days after deposited in the U.S. mail, if sent by mail.

     11.6   Expenses.  Each party hereto will pay its own expenses in connection
            --------
with the transactions contemplated hereby, provided, however, that if the
                                           --------  -------
purchase of Series A Preferred Stock by the Investor is consummated, the Company shall pay all reasonable legal expenses (including fees and disbursements) actually incurred by the Investors in connection with the purchase of the Series A Preferred Stock, including in connection with the investigation, preparation, execution and delivery of this Agreement (and due diligence related thereto) and the other instruments and documents to be delivered hereunder and the transactions contemplated hereby and thereby, in an aggregate amount not to exceed $25,000.

     11.7   Counterparts.  This Agreement and any Exhibit hereto may be executed
            ------------
in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any Exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

     11.8   Effect of Headings.  The Article and Section headings herein are for
            ------------------
convenience only and shall not affect the construction hereof.

     11.9   Adjustments.  All provisions of this Agreement shall be
            -----------
automatically adjusted to reflect any stock dividend, stock split or other such form of recapitalization.

     11.10  Governing Law.  This Agreement shall be deemed a contract made under
            -------------
the laws of the State of New York and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such State.


                           [Signatures on next page]

     If you are in agreement with the foregoing, please sign in the space indicated below and return this letter to the Company, whereupon this letter shall become a binding agreement among us.

                                Very truly yours,

                                MIL 3, INCORPORATED


                                By:  /s/ Alain Cohen
                                     --------------------------------
                                     Name:  Alain Cohen
                                     Title: President


                                INVESTORS:

                                SUMMIT VENTURES IV, L.P.

                                By: Summit Partners IV, L.P.
                                    Its General Partner

                                    By:  Stamps, Woodsum & Co. IV
                                         Its General Partner

                                         By: /s/ Bruce R. Evans
                                             ------------------
                                             General Partner

                                SUMMIT INVESTORS III, L.P.


                                         By: /s/ Bruce R. Evans
                                             -----------------------
                                             General Partner

                                 Schedule 1.1

            List of Investors and Number of Shares to be Purchased
            ------------------------------------------------------


Investor                       Number of Purchased Shares         Aggregate Purchase Price
--------                       --------------------------         ------------------------
Summit Ventures IV, L.P.              138,422 Shares                    $6,699,627

Summit Investors III, L.P.              6,218 Shares                       300,949
                                      --------------                    ----------
                                      144,640 Shares                    $7,000,576
                                      ==============                    ==========